Shimmick Corporation Appoints Sarah Tacker as Executive Vice President and Chief Operating Officer

Irvine, Calif., April 28, 2026 – Shimmick Corporation (“Shimmick”) (Nasdaq: SHIM), a national leader in complex infrastructure solutions, today announced the appointment of Sarah Tacker as Executive Vice President and Chief Operating Officer effective April 28, 2026.

In this role, Ms. Tacker will oversee Shimmick’s operational functions and will be responsible for strengthening execution, improving processes and supporting consistent performance as Shimmick continues to scale. Ms. Tacker will report to Ural Yal, Chief Executive Officer.

“Sarah is a proven, execution‑focused operator with 27 years of experience in the construction industry with a background in managing large teams and strategic growth, and we are extremely excited to welcome her to the Shimmick team,” said Ural Yal, Chief Executive Officer of Shimmick Corporation. “We are confident that Sarah’s experience leading multi-faceted infrastructure programs will be a significant asset to Shimmick as we advance our strategic priorities. Her leadership and deep operational and management expertise will be critical to driving improved execution as Shimmick continues its next phase of growth.

Ms. Tacker is joining Shimmick from FlatironDragados, where she most recently served as Vice President, District Manager leading Northern California operations including business strategy, pursuit leadership, financial performance, client relationships, and workforce development.

The appointment supports Shimmick’s focus on advancing our strategic objectives through operational excellence.

About Shimmick

Shimmick Corporation (NASDAQ: SHIM) is an industry leader in delivering turnkey infrastructure solutions that strengthen critical markets across water, energy, climate resilience, and sustainable transportation. We integrate technical excellence with collaborative project delivery methods to provide innovative, technology-driven infrastructure solutions that accelerate economic growth and empower communities nationwide. With a track record spanning over a century, Shimmick, headquartered in California, unites a deep engineering heritage with an entrepreneurial spirit to tackle today's most complex infrastructure challenges. For more information, visit www.shimmick.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are often characterized by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Forward-looking statements are only predictions based on our current expectations and our projections about future events, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which such statement is made, unless otherwise required by law. Forward-looking statements contained in this release include, but are not limited to, statements about: expected future financial performance (including the assumptions related thereto), including our revenue, net loss, backlog and Adjusted EBITDA; our growth prospects, including with respect to new awards, certain geographies and our electrical business; our expectations regarding profitability; our strategic transformation towards becoming more capital-efficient business; our market relationships and reputation; our core capabilities and skillset; the risk profile of our project portfolio; and our capital plans and expectations related thereto. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Forward-looking statements are only predictions based on our current expectations and our projections about future events, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which such statement is made, unless otherwise required by law.

We wish to caution readers that, although we believe any forward-looking statements are based on reasonable assumptions, certain important factors may have affected and could in the future affect our actual financial results and could cause our actual financial results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on our behalf, including, but not limited to, the following: our ability to accurately estimate risks, requirements or costs when we bid on or negotiate a contract; the impact of our fixed-price contracts; qualifying as an eligible bidder for contracts; the availability of qualified personnel, joint venture partners and subcontractors; inability to attract and retain qualified managers and skilled employees and the impact of loss of key management; higher costs to lease, acquire and maintain equipment necessary for our operations or a decline in the market value of owned equipment; subcontractors failing to satisfy their obligations to us or other parties or any inability to maintain subcontractor relationships; marketplace competition; our inability to obtain bonding; our limited operating history as an independent company following our separation from AECOM, our prior owner, our relationship and transactions with our prior owner; our prior owner defaulting on its contractual obligations to us or under agreements in which we are beneficiary; our limited number of customers; any inability to successfully expand our business into new markets or geographies; dependence on subcontractors and suppliers of materials; any inability to secure sufficient aggregates; an inability to complete a merger or acquisition or to integrate an acquired company’s business; adjustments in our contract backlog; accounting for our revenue and costs involves significant estimates, as does our use of the input method of revenue recognition based on costs incurred relative to total expected costs; material impairments; any failure to comply with covenants under any current indebtedness, and future indebtedness we may incur; the adequacy of sources of liquidity; the outcome of any legal or regulatory proceedings to which we are, or may become, a party; cybersecurity attacks against, disruptions, failures or security breaches of, our information technology systems; seasonality of our business; pandemics and public health emergencies; commodity products price fluctuations, inflation (and actions taken by monetary authorities in response to inflation) and/or elevated interest rates; climate change; deterioration of the U.S. economy; changes in state and federal laws, regulations or policies under the current presidential administration, including changes in trade policies and regulations, including increases or changes in duties, current and potentially new tariffs or quotas and other similar measures, as well as the impact of retaliatory tariffs and other actions, changes to tax legislation, including the passage of the One Big Beautiful Bill Act, potential changes to the amounts provided for under the Infrastructure Investment and Jobs Act, changes to immigration laws, as well as other legislation and executive orders related to governmental spending, and geopolitical risks, including those related to the war between Russia and Ukraine and hostilities in the Middle East; and other risks detailed in our filings with the Securities and Exchange Commission, including the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended January 2, 2026 and those described from time to time in our future reports with the SEC.

Investor Relations Contact

1-949-704-2350

IR@shimmick.com